AMENDED AND RESTATED
                                SCHEDULE C TO THE
                            TRANSFER AGENCY AGREEMENT
                                 BY AND BETWEEN
                              COLUMBUS FUNDS, INC.
                                       AND
                             UMB FUND SERVICES, INC.

                                      FEES

BASE FEE

o  Per fund (per month)                                                   $2,500
o  Share classes in additional to the first (per month, per class)          $750

ACCOUNT FEES

o  Open account fee (per year)*                                            $8.50
o  Closed account fee (per year)                                           $3.50
o  One-time set-up (per account)                                           $3.00
o  Transaction fee (e.g., financial, maintenance)                          $1.50
o  Omnibus Account maintenance (per year)                                   $150

   * includes NSCC activity, AIP/SWP/auto exchanges, any required IRS withholding

USA PATRIOT ACT FEES

o  Research (per item)                                                     $2.50
o  Additional account set-up (per non-individual account)*                 $1.00
o  Suspicious Activity Report filing (per occurrence)                     $25.00
o  Maintenance Fee (per fund, per year)                                   $2,000

   *  e.g., corporate account, trust account, partnership account, etc.

RETIREMENT ACCOUNTS (IRA/ROTH/OTHERS)

o  Annual maintenance per account (may be charged to shareholders)        $12.50

DOCUMENT SERVICES

o  Standard applications and forms in electronic format                no charge
o  Customized forms                                                    as quoted
o  Pre-printed, machine ready statement inserts (per item)                  $.02
o  Standard statement/confirm/tax form/check (per item)
   o  First page                                                            $.20
   o  Additional pages (per page)                                           $.07


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

MONEY MARKET EXCHANGE VEHICLES

o  Exception check writing (per set definition, per occurrence)            $2.00

SHAREHOLDER SERVICES

o  Telephone calls (per call)                                              $2.50
o  Shareholder letters/e-mails                                             $2.50
o  Research/lost shareholder (per occurrence)                              $2.50

VRU SERVICES(1)

o  Annual VRU maintenance fee                                             $1,800
o  VRU charge (per call)                                                   $ .40

INTERNET SERVICES

o  BROKER BROWSER(2)

   o  Inquiry                                                          no charge
   o  New account set-up, one-time fee per account                         $1.60
   o  Transactions* (per occurrence)                                       $ .40
   o  Account maintenance (per occurrence)                                 $ .50

   *  additional purchases, exchanges and redemptions

o  SHAREHOLDER BROWSER(3)

   o  Inquiry (per occurrence)                                             $ .15
   o  New account set-up, one-time fee per account                         $1.60
   o  Transactions* (per occurrence)                                       $ .40
   o  Account maintenance (per occurrence)                                 $ .50

   *  additional purchases, exchanges and redemptions

o  WEB-BASED DOCUMENT MAILINGS*(4)

   o  One time set-up fee                                                 $1,500
   o  Per shareholder, per mailing                                         $ .10

   *  statements, prospectuses, financial reports, etc.

----------
(1) If VRU Services are selected, a one-time VRU set-up fee of $3,000 will be applied.
(2) If Broker Browser is selected, a one-time set-up fee of $1,000 will be applied.
(3) If Shareholder Browser is selected, a one-time set-up fee of $5,000 will be applied.
(4) If Web-based Document Mailings are selected, a one-time set-up fee of $1,500 will be applied.


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

PROGRAMMING FEES

Additional fees at $150 per hour, or as quoted by project, may apply for special programming to meet your servicing requirements or to create custom reports.

OUT-OF-POCKET EXPENSES

Out-of-pocket expenses include but are not limited to: copying charges, facsimile charges, inventory and record storage and reprocessing, statement paper, check stock, envelopes, tax forms, postage and direct delivery charges, tape/disk storage, telephone and long distance charges, retirement plan documents, NSCC participant billing, P.O. box rental, toll-free number, search charges for customer identity checks, bank account service fees and any other bank charges.

Fees for services not contemplated by this schedule will be negotiated on a case-by-case basis.

      The undersigned, intending to be legally bound, hereby execute this Amended and Restated Schedule C to the Transfer Agency Agreement dated December 31, 2003, and executed by and between Columbus Funds, Inc. and UMB Fund Services, Inc., to be effective as of November 1, 2005.

UMB FUND SERVICES, INC.                     COLUMBUS FUNDS, INC.


By:    /s/ Constance Dye Shannon          By:    /s/ David B. McKinney
       -------------------------                 ---------------------
Title: SVP - General Counsel              Title: Treasurer


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